                                 DELFIN SYSTEMS

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mellon C. Baird and Byron Rovegno, and each of them, the Proxy or proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Delfin Systems (the "Company"), held of record by the undersigned on September 21, 1998 which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the Special Meeting of Shareholders (the "Special Meeting") to be held at the corporate headquarters of Delfin Systems, 3000 Patrick Henry Drive, Santa Clara California, on October 23, 1998 at 11:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

1.         FOR    / /   AGAINST    / /    To approve and adopt an Agreement and Plan of Reorganization, dated as of June 30, 1998, among Delfin Systems, Titan Corporation, a
                                          Delaware corporation, and Delsys Merger Corp., a newly formed wholly- owned Delaware subsidiary of Titan Corporation ("Titan
                                          Sub").

1.         FOR    / /   AGAINST    / /    To approve and consent to the merger of Titan Sub with and into
                                          Delfin Systems.

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    THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE
UNDERSIGNED'S INSTRUCTION WITH RESPECT TO ANY MATTER IN WHICH A CHOICE IS SPECIFIED. UNLESS A CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2, AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING.

    Each of the proxies or their substitutes as shall be present and acting at the Special Meeting shall have and may exercise all of the powers of all of said proxies hereunder.

                                              Please print the name(s) appearing
                                              on each certificate over which you
                                              have voting authority:
                                              __________________________________

                                                 [Print Name on Certificate]

                                              Please sign your name:
                                              __________________________________

                                                    [Authorized Signature]
                                              __________________________________

                                                     [Date of Signature]